Exhibit 4.1
______________________________________________________________________________



                          SCIENTIFIC GAMES CORPORATION


                    (formerly known as AUTOTOTE CORPORATION)


                   12 1/2% Senior Subordinated Notes due 2010


                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of December __, 2004

                                       to

                                    INDENTURE

                           Dated as of August 14, 2000

                              ---------------------

                              The Bank of New York

                                   as Trustee


                 ---------------------------------------------

            THIS THIRD SUPPLEMENTAL INDENTURE, dated as of December __, 2004 (the "Supplemental Indenture"), is made and entered into by and among Scientific Games Corporation (formerly known as Autotote Corporation), a Delaware corporation (the "Company"), Scientific Games Management Corporation (formerly known as Autotote Management Corporation), Autotote International, Inc., Autotote Enterprises, Inc., Autotote Keno Corporation, Autotote Gaming, Inc., Autotote Dominicana, Inc., Scientific Games Holdings Corp., Scientific Games Finance Corporation, Scientific Games (Greece), Inc., Scientific Games Acquisition, Inc., Scientific Games Royalty Corporation, Autotote Interactive, Inc., Scientific Games Online Entertainment Systems, Inc., MDI Entertainment, LLC, Scientific Games Racing, LLC, SG Racing, Inc., and Scientific Games International, Inc. ("SciGames International") (collectively, the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under and pursuant to an Indenture dated as of August 14, 2000, by and among the Company, the Guarantors and the Trustee, as supplemented by the First Supplemental Indenture dated as of September 6, 2000, as further supplemented by the Second Supplemental Indenture dated as of December __, 2004 (the "Indenture"). All capitalized terms used in this Supplemental Indenture that are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Supplemental Indenture or the context clearly requires otherwise.

            WHEREAS, Section 9.02 of the Indenture provides, among other things, that, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, the Company and the Trustee may amend or supplement the Indenture and the Securities;

            WHEREAS, the Company desires to amend and supplement the Indenture and the Securities by way of the adoption of the amendments set forth in this Supplemental Indenture (the "Proposed Amendments");

            WHEREAS, there is currently outstanding under the Indenture $65,584,125 in aggregate principal amount of Securities;

            WHEREAS, the Holders of at least a majority in aggregate principal amount outstanding of the Securities have consented to the Proposed Amendments; and

            WHEREAS, the Boards of Directors of the Company and the Guarantors each has adopted resolutions authorizing and approving the Proposed Amendments, and the Company, the Guarantors and the Trustee are executing and delivering this Supplemental Indenture in order to provide for such amendments;

            WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:

                                   ARTICLE ONE

                                   AMENDMENTS

            Section 1.01.  Deletion of Certain Provisions.
                           -------------------------------

      The Indenture is hereby amended to delete the following sections in their entirety and, in the case of each such section, the phrase "Reserved" is inserted in lieu thereof:

            (i)    Section 4.02            Maintenance of Office or Agency;

            (ii)   Section 4.03            Limitation on Restricted Payments;

            (iii)  Section 4.04            Limitation on Incurrence of
                                           Additional Indebtedness;

            (iv)   Section 4.05            Corporate Existence;

            (v)    Section 4.06            Payment of Taxes and Other Claims;

            (vi)   Section 4.07            Maintenance of Properties and
                                           Insurance;

            (vii)  Section 4.08            Compliance Certificate; Notice of
                                           Default;

            (viii) Section 4.09            Compliance with Laws;

            (ix)   Section 4.10            Commission Reports;

            (x)    Section 4.11            Waiver of Stay, Extension or Usury
                                           Laws;

            (xi)   Section 4.12            Limitations on Transactions with
                                           Affiliates;

            (xii)  Section 4.13            Limitation on Dividend and Other
                                           Payment Restrictions Affecting
                                           Subsidiaries;

            (xiii) Section 4.14            Limitation on Liens;

            (xiv)  Section 4.15            Change of Control;

            (xv)   Section 4.16            Limitation on Asset Sales;

            (xvi)  Section 4.17            Limitation on Preferred Stock of
                                           Restricted Subsidiaries;

            (xvii) Section 4.18            Limitation on Sale and
                                           Leaseback Transactions;

            (xviii)Section 4.19            Limitation of Guarantees by
                                           Restricted Subsidiaries;

            (xix)  Section 4.20            Escrow of Proceeds of Securities on
                                           Issue Date;

            (xx)   Article 5               Successor Corporation;

            (xxi)  Section 6.01(c)         Default Through Failure of
                                           Covenants;

            (xxii) Section 6.01(d)         Default Through Failure to
                                           Pay Indebtedness;

            (xxiii)Section 6.01(e)         Default Through Failure to
                                           Pay Judgments;

            (xxiv) Section 6.01(f)         Default Through Insolvency
                                           Acts;

            (xxv)  Section 6.01(g)         Default Through Insolvency Orders and
                                           Appointment of Receiver;

            (xxvi) Section 6.01(i)         Default Through Failure to Issue
                                           Additional Capital Stock in
                                           Connection with a Prior Transaction;
                                           and

            (xxvii)Section 6.01(j)         Default Through Failure to Perform
                                           Certain Acts in Connection with the
                                           Escrow Arrangement for the Original
                                           Issuance of the Series A Securities.

            Section 1.02. Definitions. All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to
Section 1.01 of this Supplemental Indenture are hereby deleted.

            Section 1.03. Deletion of Certain References. All references in the Indenture and the Securities to the Article, Sections and definitions of the Indenture and the Securities deleted pursuant to Article I of this Supplemental Indenture are hereby deleted .

            Section 1.04. The Securities. Section 15 of the Securities is deleted in its entirety and the phrase "Reserved" is inserted in lieu thereof.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

            Section 2.01. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

            Section 2.02. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            Section 2.03. Successors. All agreements of the Company or of a Guarantor in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

            Section 2.04. Multiple Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 2.05. Effectiveness and Operativeness. The provisions of this Supplemental Indenture shall become effective, and the amendments provided for in Article 1 of this Supplemental Indenture shall be operative, immediately upon consummation of the tender offer and consent solicitation conducted by the Company pursuant to the Offer to Purchase and Solicitation of Consents dated November 24, 2004. This Supplemental Indenture shall terminate automatically if such tender offer and consent solicitation is not consummated.

            Section 2.06. Trustee's Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

            Section 2.07. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "Act"), as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

            Section  2.08.  Effect  of  Headings.   The  Article  and  Section
headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                                    The Company:
                                    SCIENTIFIC GAMES CORPORATION (formerly
                                    known as Autotote Corporation)


                                    By:-------------------------------------
                                       Name:
                                       Title:


                                    The Guarantors:
                                    SCIENTIFIC GAMES MANAGEMENT CORPORATION
                                    (formerly known as Autotote Management
                                    Corporation)


                                    By:-------------------------------------
                                       Name:
                                       Title:


                                    AUTOTOTE INTERNATIONAL, INC.


                                    By:-------------------------------------
                                       Name:
                                       Title:


                                    AUTOTOTE ENTERPRISES, INC.


                                    By:------------------------------------
                                       Name:
                                       Title:

                                    AUTOTOTE KENO CORPORATION


                                    By:-----------------------------------
                                        Name:
                                        Title:


                                    AUTOTOTE GAMING, INC.


                                    By:-----------------------------------
                                        Name:
                                        Title:


                                    AUTOTOTE DOMINICANA, INC.


                                    By:-----------------------------------
                                       Name:
                                       Title:


                                    SCIENTIFIC GAMES HOLDINGS CORP.



                                    By:----------------------------------
                                       Name:
                                       Title:


                                    SCIENTIFIC GAMES FINANCE CORPORATION



                                    By:----------------------------------
                                       Name:
                                       Title:

                                    SCIENTIFIC GAMES (GREECE), INC.



                                    By:---------------------------------
                                       Name:
                                       Title:


                                    SCIENTIFIC GAMES ACQUISITION, INC.



                                    By:--------------------------------
                                       Name:
                                       Title:


                                    SCIENTIFIC GAMES ROYALTY CORPORATION



                                    By:--------------------------------
                                       Name:
                                       Title:


                                    AUTOTOTE INTERACTIVE, INC.



                                    By:--------------------------------
                                       Name:
                                       Title:


                                    SCIENTIFIC GAMES ONLINE ENTERTAINMENT
                                    SYSTEMS, INC.



                                    By:-------------------------------
                                       Name:
                                       Title:

                                    MDI ENTERTAINMENT, LLC



                                    By:-------------------------------
                                       Name:
                                       Title:


                                    SCIENTIFIC GAMES RACING, LLC



                                    By:-------------------------------
                                       Name:
                                       Title:


                                    SG RACING, INC.




                                    By:-------------------------------
                                       Name:
                                       Title:


                                    SCIENTIFIC GAMES INTERNATIONAL, INC.



                                    By:-------------------------------
                                       Name:
                                       Title:


                                    The Trustee:
                                    THE BANK OF NEW YORK


                                    By:-------------------------------
                                       Name:
                                       Title: